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                                                                     Exhibit 5.1

                                   LAW OFFICES
                     WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP
                         TWELFTH FLOOR PACKARD BUILDING
                              111 SOUTH 15TH STREET
                           PHILADELPHIA, PA 19102-2678
                                 (215) 977-2000
                            FACSIMILE: (215) 977-2334





(215) 977-2000

                                                  April 24, 1998

Philadelphia Consolidated Holding Corp.
One Bala Plaza, Suite 100
Bala Cynwyd, PA  19004

PCHC Financing I
103 Springer Building, First Floor
Concord Plaza
3411 Silverside Road
Wilmington, DE  19810

        Re: Offering of Trust Preferred Securities and FELINE PRIDES(sm) (Registration Statement Nos. 333-49271 and 333-49271-01)

Ladies and Gentlemen:

                  As counsel for Philadelphia Consolidated Holding Corp. (the "Company") and PCHC Financing I (the "Trust"), we have assisted in the preparation of a Registration Statement on Form S-3 (File Nos. 333-49271 and 333-49271-01), filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on April 2, 1998 under the Securities Act of 1933, as amended (the "Act"), Amendment No. 1 thereto filed with the Commission on April 16, 1998 and Amendment No. 2 thereto filed with the Commission on April 24, 1998, such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement") in connection with the public offering of (i) debentures of the Company (the "Trust Debentures") to be purchased by the Trust with the proceeds from the sale of preferred securities representing undivided beneficial ownership interests in the Trust (the "Preferred Securities"); (ii) shares of common stock, no par value per share (collectively, the "Common Stock"); (iii) stock purchase contracts of the Company to purchase the Common Stock (the "Stock Purchase Contracts"); (iv) stock purchase units of the Company, each representing ownership of (x) a Stock Purchase Contract and (y) a beneficial interest in the Preferred Securities or debt obligations of third parties, including U.S. Treasury Securities, securing the holder's obligation to purchase the Common Stock under the Stock Purchase
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Philadelphia Consolidated Holding Corp.
PCHC Financing I
April 24, 1998
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Contract ("Stock Purchase Units"); (v) guarantees of certain payment obligations with respect to the Preferred Securities by the Company (the "Guarantees") and
(vi) the Preferred Securities of the Trust, each of (i) through (vi) to be issued and sold by the Company or the Trust, as applicable, from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $207,000,000. Capitalized terms used but not defined herein are used as defined in the Registration Statement.

                  This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

                  In connection with the opinions expressed herein, we have examined, among other things, the originals or copies, certified or otherwise identified to our satisfaction, of (i) the Articles of Incorporation and Bylaws of the Company, each as amended; (ii) the Certificate of Trust, the Declaration of Trust and the Form of Amended and the Restated Declaration of Trust of the Trust filed as an exhibit to the Registration Statement; (iv) the Registration Statement; (v) the form of Indenture to be executed by the Company and The First National Bank of Chicago, as trustee (the "Trust Debenture Indenture"); and (vi) the form of Guarantee Agreement to be executed by the Company and The First National Bank of Chicago, as guarantee trustee (the "Guarantee Agreement"). In addition, we have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Trust, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

             In our examination, we have assumed without independent verification (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents and (v) the power and authority of all persons other than the Company and the Trust signing such documents to execute, deliver and perform such documents, and the valid authorization, execution and delivery of such documents by such other persons. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company, the Trust and others.

             We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), including the form of prospectus included therein (as supplemented, the "Prospectus"), will have become effective under the Act, (iii) all Trust
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Philadelphia Consolidated Holding Corp.
PCHC Financing I
April 24, 1998
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Debentures, Stock Purchase Contracts, Stock Purchase Units, Guarantees and
Preferred Securities issued will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the Prospectus, and (iv) a definitive purchase, underwriting or similar agreement or stock purchase contract with respect to any Trust Debentures, Stock Purchase Contracts, Stock Purchase Units, Guarantees or Preferred Securities offered will have been duly authorized and validly executed and delivered by the Company and/or the Trust, as applicable, and the other parties thereto.

             We are admitted to practice in the Commonwealth of Pennsylvania and the State of Delaware and we do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America to the extent referred to specifically herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including applicable rules and regulations, in effect on the date hereof. We assume no obligation to update such opinion.

             Based upon and subject to the foregoing, and such examinations of law and such other matters as we have deemed relevant under the circumstances, it is our opinion that:

             1. With respect to the Trust Debentures to be issued under the Trust Debenture Indenture, when (i) the Trust Debenture Indenture has been duly authorized, executed and delivered by the Company to the trustee in accordance with applicable law, (ii) the Trust Debenture Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"),
(iii) the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officer of the Company (such Board of Directors, committee or authorized officer being hereinafter referred to as the "Board"), has taken all necessary corporate action to approve the issuance and terms of such Trust Debentures, the terms of the offering thereof and related matters in accordance with applicable law and (iv) such Trust Debentures have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Trust Debenture Indenture and applicable law and upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, such Trust Debentures will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

             2. With respect to shares of Common Stock, when certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase underwriting or similar agreement approved by the Board of Directors of the Company (the "Board") upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or
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Philadelphia Consolidated Holding Corp.
PCHC Financing I
April 24, 1998
Page 4




(b) upon conversion or exercise of any other security, in accordance with the terms of such security or the instrument governing such security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), the shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

             3. With respect to the Stock Purchase Contracts, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of such Stock Purchase Contracts, the terms of the offering thereof and related matters in accordance with applicable law and (ii) such Stock Purchase Contracts have been duly executed, issued and delivered in accordance with applicable law and upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, such Stock Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

             4. With respect to the Stock Purchase Units, when such Stock Purchase Units have been duly issued and delivered in accordance with the provisions of the Registration Statement and the Prospectus approved by the Board upon payment of the consideration therefor provided for therein, assuming that the terms of such Stock Purchase Units are in compliance with then applicable law, such Stock Purchase Units will be duly authorized, validly issued, fully paid and nonassessable. We note that payments may be required by holders of the Stock Purchase Contracts that are part of the Stock Purchase Units in accordance with the terms of the Stock Purchase Contracts.

             5. With respect to the Guarantees, when (i) the Guarantee Agreement has been duly authorized, executed and delivered by the Company to the guarantee trustee in accordance with applicable law, (ii) the Guarantee Agreement has been duly qualified under the Trust Indenture Act in accordance with applicable law,
(iii) the Board has taken all necessary corporate action to approve the issuance and terms of such Guarantees, the terms of the offering thereof and related matters in accordance with applicable law and (iv) such Guarantees have been duly executed, issued and delivered in accordance with applicable law and in accordance with the provisions of the Guarantee Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefore provided for therein, such Guarantees will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

             6. With respect to the Preferred Securities, when (i) the Amended and Restated Declaration of Trust has been duly authorized and executed and delivered by the trustees of the Trust and the Company, as sponsor, in accordance with applicable law, (ii) the trustees of the Trust have taken all necessary action to approve the issuance and terms of the Preferred Securities, the terms of the offering thereof and related matters in accordance with applicable
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Philadelphia Consolidated Holding Corp.
PCHC Financing I
April 24, 1998
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law and (iii) such Preferred Securities have been duly executed and authenticated in accordance with the terms of the Declaration and delivered and paid for as contemplated by the prospectus supplement included in the Registration Statement, such Preferred Securities will be validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of the Trust. We note that the Preferred Security holders may be obligated to make payments as set forth in the Declaration.

             Our opinions set forth above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.


             We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the references to our firm under the headings "Legal Opinions" in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.




                                                Very truly yours,

                                       WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP